UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2009

FLORIDA GAMING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-9099	59-1670533
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

3500 NW 37th Avenue, Miami, FL 33142
(Address of principal executive offices) (Zip code)

 (502) 589-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01	Entry into a Material Definitive Agreement

On August 14, 2009, Florida Gaming Corporation (the “Registrant”) entered into a Memorandum of Agreement (the “Agreement”) with Solomon O. Howell (“Howell”) and James W. Stuckert (“Stuckert,” and collectively with Howell, the “Lenders”) pursuant to which the Lenders may advance cash (each an “Advance”, and collectively the “Advances”) to the Registrant up to a maximum aggregate amount of one million dollars ($1,000,000).

Under the Agreement, the Advances are to be evidenced by convertible promissory notes (each a “Note”, and collectively, “Notes”).  Notes will initially bear interest at an annual rate of 5% and must have a definite maturity date (“Maturity Date”). If the outstanding principal and any accrued and unpaid interest of a Note is not paid by the Maturity Date, thereafter the outstanding principal and accrued and unpaid interest under the Note will bear interest at an annual rate of 24%.

Under the Agreement, the outstanding principal and any accrued but unpaid interest on the Notes will be convertible (a “Conversion”), at the option of the Lenders, into common stock of the Registrant at a conversion rate of $6.00 per share.  Also, under the Agreement, if, using its good faith best efforts, the Registrant is able to obtain the consent of Isle of Capri, Inc., which holds a first mortgage on certain real property (the “Property”) owned by the Registrant’s wholly-owned subsidiary, Florida Gaming Centers, the Registrant’s obligations under the Notes will be secured by a second mortgage on the Property.

During any period in which any amounts due under any Note remain outstanding, the Registrant cannot grant to any of its officers or directors any new equity securities of the Registrant or any options, warrants or similar rights of the Registrant.

Each of the Lenders represents and warrants that he is an “accredited investor.”

2.03	Creation of a Direct Financial Obligation of a Registrant

The information provided in Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

Pursuant to the terms of the Agreement, on August 14, 2009, the Registrant issued two Notes to the Lenders, one to Stuckert and one to Howell.  Each of the Current Notes is in the amount of $150,000, and the Maturity Date of each is December 31, 2009.

All obligations due under a Note issued under the Agreement may be accelerated upon a default by the Registrant, whereby all obligations will become immediately due and payable by notice in writing to the Registrant.

Pursuant to the terms of a Note, a Conversion of the Note requires written notice to the Registrant by the holder of the Note.  Upon a Conversion, the Registrant, at its own expense, must issue and deliver to the holder of the Current Note a certificate or certificates representing the common stock issuable upon such Conversion.

Item 9.01 – Financial Statements and Exhibits

(d) - Exhibits

EX 10.1 – Memorandum of Agreement, entered into on August 14, 2009, by and among the Registrant and the Lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA GAMING CORPORATION

Date: August 20, 2009	By:	/s/ W. Bennett Collett
W. Bennett Collett
Chairman and CEO